UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 15, 2009

HealthSouth Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Officers, Including Zip Code)

(205) 967-7116
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the terms of the settlement in the federal consolidated class action captioned In re HealthSouth Corp. Securities Litigation, Master Consolidation File No. CV-03-BE-1500-S (the “Settlement”), HealthSouth Corporation (the “Company”) agreed to issue an aggregate of 5,023,732 shares of its common stock, par value $.01 per share (the “Settlement Shares”) and 8,151,265 warrants (the “Settlement Warrants” and together with the Settlement Shares, the “Settlement Securities”) to purchase its common stock as part of the consideration for the settlement and release of claims against the Company. Under the terms of the settlement agreement, the Settlement Securities represented consideration valued at $215,000,000. As of September 15, 2009, the final court order approving the Settlement is no longer subject to appeal. The Company anticipates issuing the Settlement Securities on or about September 30, 2009.

The Company will not receive any cash proceeds in connection with the issuance of any of the Settlement Securities. The terms and conditions of the issuance of the Settlement Securities in connection with the Settlement were approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it was proposed to issue the Settlement Securities in the class action had the right to appear, by the United States District Court for the Northern District of Alabama. Accordingly, the Settlement Securities are being issued in reliance on the exemption from registration under Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”).

Each Settlement Warrant confers upon its holder the right, which may be exercised on any business day until 5:00 p.m. on January 17, 2017, to purchase from the Company one share of its common stock upon payment of the exercise price of $41.40 per share. The complete description of the terms of the Settlement Warrants, including the exercise thereof, will be set forth in the Warrant Agreement (the “Warrant Agreement”) to be executed between the Company and the warrant agent. A copy of the Warrant Agreement will be filed as an exhibit to the Form 8-A Registration Statement for the Settlement Warrants when filed with the Securities and Exchange Commission on or before the date of issuance.

The common stock issuable upon exercise of the Settlement Warrants is not subject to an exemption from registration under the Securities Act. Therefore, pursuant to the Settlement, the Company will register under the Securities Act the sale of the shares of its common stock underlying the Settlement Warrants. Additionally, the Company shall use its best efforts to list the Settlement Warrants on the New York Stock Exchange for trading.

Forward-Looking Statements

The information contained in this Current Report on Form 8-K includes certain estimates, projections, and other forward-looking information that reflect the Company’s current views with respect to future events. These estimates, projections, and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. All such estimates, projections, and forward-looking information speak only as of the date hereof. The Company undertakes no duty to publicly update or revise the information contained herein or in the handout. There can be no assurance that any estimates, projections, or forward-looking information will be realized. There may be differences between such estimates and actual events, and those differences may be material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HealthSouth Corporation
By:	/s/ John P. Whittington
Name: John P. Whittington
Title: Executive Vice President, General Counsel, and Corporate Secretary

Dated: September 21, 2009